UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2014

BOURBON BROTHERS HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-52853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
(Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2014, the Board of Directors of Bourbon Brothers Holding Corporation (the “Company”) appointed the following persons as directors and/or officers of the Company: Mr. James J. Fenlason as a director and Mr. Mitchell Roth as President. The biographies of Mr. Fenlason and Mr. Roth are set forth below.

James J. Fenlason, age 54, was appointed as a member of the Board of Directors of the Company on June 1, 2014. Mr. Fenlason is currently a Member of the Board of Directors of Rocky Mountain Bank and Trust, a privately owned Colorado bank and has held that position since 2013. Furthermore, Mr. Fenlason is an active entrepreneur in the Colorado Springs region with involvement in several successful ventures including: Advantage Marketing, Inc., which he founded and has served as President since 1993; The Home Advantage, LLC which he founded and has served as President since 2005; Deerfield Mobile Home Community, LLC which he founded and has served as President since 2008; Bigg City Holdings, LLC where he has served as CEO since 2010. In addition to his business ventures, Mr. Fenlason served on the board and was the board chairman of America’s Family, LLC a non-profit organization with financial programs and loans for the working poor and an annual Christmas event for 8,000 to 14,000 in Colorado Springs, Colorado. He currently serves on the advisory board of PastorServe in the Western United States.  Mr. Fenlason graduated from Liberty University in 1981 in Lynchburg, Virginia with a Bachelor of Science degree in Accounting. In connection with Mr. Fenlason’s appointment, the Company made the a grant of stock options for 100,000 shares of common stock of the Company, vesting in full on May 22, 2015 with an exercise price of $0.65 and expiring on May 22, 2019.

Mitchell Roth, age 25, was appointed President for the Company on June 1, 2014.  Mr. Roth recently joined the Company in November 2013 and has been primarily responsible for corporate development to include capital raising, real estate development, and strategy. Prior to joining the Company, Mr. Roth worked at the investment-banking firm Laidlaw and Company, Ltd. in New York, NY from May 2013 through October 2013. Mr. Roth previously held summer internships at Accredited Members Acquisition Corporation, a Colorado corporation, in 2012 and 2013. Mr. Roth received a Bachelor of Science degree in May 2013 in Business Finance and Economics from Liberty University in Lynchburg, VA. Mr. Roth is licensed with FINRA and holds a Series 7/General Securities and Series 63 licenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of June 2014.

Bourbon Brothers Holding Corporation

By:	/s/ Mitchell Roth
Mitchell Roth, President